Exhibit 10.3

MODEL AGREEMENT

MAX CAPITAL GROUP LTD.

DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”), made as of the _____ day of _________, 2___ (the “Grant Date”) by and between Max Capital Group Ltd., (the “Company”), and _______________ (the “Grantee”), evidences the grant by the Company of a stock award of restricted Common Stock (the “Award”) to the Grantee on such date and the Grantee’s acceptance of the Award in accordance with the provisions of the Company’s 2000 Stock Incentive Plan, as amended, (the “Plan”), a copy of which is attached hereto as Exhibit A. The Company and the Grantee agree as follows:

1.	Basis for Award. This Award is made under the Plan pursuant to Section 8 thereof for services to be rendered to the Company by the Grantee.

2.	Stock Awarded.

(a)	The Company hereby awards to the Grantee, in the aggregate, ___________ shares of Common Stock of the Company (“Restricted Stock”), which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement.

(b)	Each certificate issued in respect of the Restricted Stock shall remain in book form with the Company’s transfer agent in the Grantee’s name. At the expiration of the restrictions, the Company shall deliver to the Grantee (or his/her legal representative, beneficiary or heir) share certificates for the Common Stock deposited with it free from legend except as otherwise provided by the Plan, this Agreement or as otherwise required by applicable law. The Grantee shall have the right to receive dividends on and to vote the Restricted Stock while it is held in custody except as otherwise provided by the Plan.

(c)	Except as provided in the Plan or this Agreement, the restrictions on the Restricted Stock are that they will be forfeited by the Grantee and all of the Grantee’s rights to such stock shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such Restricted Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise, without the written consent of the Board, excluding the Grantee.

3.	Vesting.

(a)	The restrictions described in Section 2 of this Agreement will lapse with respect to all of the Restricted Stock and such shares of Common Stock will become nonforfeitable on ___________; provided, that, except as otherwise provided herein, the Grantee is then serving as a director on the Board. If the Grantee’s service as a director on the Board is terminated at any time prior to the vesting date, the unvested Restricted Stock shall automatically be forfeited upon such cessation of service, unless otherwise provided in Sections 3(b) and (c).

(b)	Pro Rata Vesting. Except as otherwise provided in Section 3(c), in the event of the Grantee’s death or upon the Grantee’s removal from the Board on account of Disability (as defined below), a pro rata portion of the Restricted Stock shall vest as of the date of such termination, and all other unvested Restricted Stock shall immediately terminate and be forfeited. The pro rata portion of the Restricted Stock that vests shall be calculated by multiplying the number of shares of Restricted Stock by a fraction, the numerator of which shall equal the number of consecutive days the Grantee has served as a director on the Board from the Grant Date to the date of removal, and the denominator of which shall equal _____ (rounded to the nearest whole number).

For purposes of this Agreement, “Disability” shall mean removal as a director upon 30 days’ notice in the event that the Grantee suffers a mental or physical disability that shall have prevented him/her from performing his/her material duties for a period of at least 120 consecutive days or 180 non-consecutive days within any 365 day period; provided, that, the Grantee shall not have returned to full-time performance of his/her duties within 30 days following receipt of such notice.

(c)	Full Vesting. Upon the Grantee’s Retirement, vesting shall continue according to the schedule set forth in Section 3(a) as if the Grantee continued to serve as a director on the Board. For purposes of this Agreement, “Retirement” shall be defined as the Grantee’s termination of service as a director on the Board on account of his/her voluntary resignation, death, or Disability if the sum of the Grantee’s age and years of service as a director on the Board equals at least 55.

(d)	Change in Control. Upon the occurrence of a Change in Control (as defined in the Plan), all Restricted Stock shall automatically become vested and immediately nonforfeitable in full.

4.	Compliance with Laws and Regulations. The issuance and transfer of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

5.	No Right to Continued Service. Nothing in this Agreement shall confer upon the Grantee any right to continue to serve the Company or shall affect the right of the Company to terminate the Grantee’s service as a director.

6.	Restrictive Legends. The Grantee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Restricted Stock, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bye-laws, any other agreement between the Grantee and the Company or any agreement between the Grantee and any third party:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, AS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

7.	Representations and Warranties of the Grantee. The Grantee represents and warrants to the Company that:

(a)	Agrees to Terms of the Plan. The Grantee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the shares of Common Stock once vested, and that the Grantee should consult a tax adviser prior to such time.

(b)	Stop-Transfer Instructions. The Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)	Refusal to Transfer. The Company will not be required (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares have been so transferred.

8.	Governing Law; Modification. This Agreement shall be governed by the laws of the state of New York without regard to the conflict of law principles. The Agreement may not be modified except in writing signed by both parties.

9.	Plan. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms herein which are defined in the Plan have the same definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Grantee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

10.	Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Grantee.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

MAX CAPITAL GROUP LTD.

By:
Name: Title:

GRANTEE

By: